TEMPLETON DRAGON FUND, INC.

300 S.E. 2nd Street
Fort Lauderdale, FL 33301

FOR IMMEDIATE RELEASE:

For more information, please contact Franklin Templeton at 1-800-342-5236.

TEMPLETON DRAGON FUND, INC. (“TDF”)
ANNOUNCES NOTIFICATION OF SOURCES OF DISTRIBUTIONS

Fort Lauderdale, Florida, September 29, 2025. Templeton Dragon Fund [NYSE: TDF
]

The Fund’s estimated sources of the distribution to be paid on September 30, 2025, and for the fiscal year 2025 year-to-date are as follows:

Estimated Allocations for September Quarterly Distribution:

Distribution Per Share	Net Investment Income	Net Realized Short-Term Capital Gains	Net Realized Long-Term Capital Gains	Return of Capital
$0.1000	$0.0009 (1%)	$0.0691 (69%)	$0.00 (0%)	$0.0300 (30%)

Cumulative Estimated Allocations fiscal year-to-date as of June 30, 2025, and for the fiscal year ending December 31, 2025:

Distribution Per Share	Net Investment Income	Net Realized Short-Term Capital Gains	Net Realized Long-Term Capital Gains	Return of Capital
$0.2000	$0.1460 (73%)	$0.0540 (27%)	$0.00 (0%)	$0.00 (0%)

Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Plan.  TDF estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of the TDF distribution to shareholders may be a return of capital. A return of capital may occur, for example, when some or all of the money that a shareholder invested in a Fund is paid back to them. A return of capital distribution does not necessarily reflect TDF’s investment performance and should not be confused with ‘yield’ or ‘income’. The amounts and sources of distributions reported herein are only estimates and are not being provided for tax reporting purposes.  The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send a Form 1099-DIV to shareholders for the calendar year that will describe how to report the Fund’s distributions for federal income tax purposes.

Average Annual Total Return (in relation to the change in net asset value (NAV) for the 5-year period ended on 8/31/2025)[1]	Annualized Distribution Rate (as a percentage of NAV for the current fiscal period through 8/31/2025)[2]	Cumulative Total Return (in relation to the change in NAV for the fiscal period through 8/31/2025)[3]	Cumulative Fiscal Year-To-Date Distribution Rate (as a percentage of NAV as of 8/31/2025)[4]
-6.22%	3.12%	25.88%	1.56%

Fund Performance and Distribution Rate Information:

1.

Average Annual Total Return in relation to NAV represents the compound average of the Annual NAV Total Returns of the Fund for the five-year period ended through August 31, 2025. Annual NAV Total Return is the percentage change in the Fund’s NAV over a year, assuming reinvestment of distributions paid.
2.

The Annualized Distribution Rate is the current fiscal period’s distribution rate annualized as a percentage of the Fund’s NAV through August 31, 2025.
3.

Cumulative Total Return is the percentage change in the Fund’s NAV from December 31, 2024 through August 31, 2025, assuming reinvestment of distributions paid.
4.

The Cumulative Fiscal Year-To-Date Distribution Rate is the dollar value of distributions for the fiscal period December 31, 2024 through June 30, 2025, as a percentage of the Fund’s NAV as of August 31, 2025.

The Fund’s Board of Trustees (the “Board”) has authorized a Managed Distribution Plan (the “Plan”), under which the Fund will make quarterly distributions to shareholders at a fixed rate of $0.10 per share. The Plan aims to provide shareholders with consistent quarterly distributions derived from ordinary income and short-term capital gains generated by the Fund’s investment portfolio. Additionally, the Plan seeks to narrow the discount between the market price and the net asset value (“NAV”) of the Fund’s common shares, although success in this regard cannot be guaranteed.

In the event that sufficient distributable income is not available on a quarterly basis, the Fund will distribute long-term capital gains and/or return of capital to maintain its managed distribution rate. A return of capital may occur when some or all of the invested capital is paid back to shareholders. It is important to note that a return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.” Even if the Fund realizes capital gains in the current year, such gains may be offset, in whole or in part, by the Fund’s capital loss carryovers from prior years.

The Board may amend the terms of the Plan or terminate the Plan at any time without prior notice to the Fund’s shareholders. The amendment or termination of the Plan could have an adverse effect on the market price of the Fund’s common shares. The Plan will be subject to periodic review by the Board, including a yearly review of the fixed rate to determine if an adjustment should be made.

For further information on Templeton Dragon Fund, Inc. please visit our web site at:
www.franklintempleton.com

Franklin Resources, Inc. is a global investment management organization with subsidiaries operating as Franklin Templeton and serving clients in over 150 countries. Franklin Templeton’s mission is to help clients achieve better outcomes through investment management expertise, wealth management and technology solutions. Through its specialist investment managers, the company offers specialization on a global scale, bringing extensive capabilities in fixed income, equity, alternatives and multi-asset solutions. With more than 1,500 investment professionals, and offices in major financial markets around the world, the California-based company has over 75 years of investment experience and $1.64 trillion in assets under management as of August 31, 2025. For more information, please visit franklintempleton.com.

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TEMPLETON DRAGON FUND, INC.

300 S.E. 2nd Street
Fort Lauderdale, FL 33301

FOR IMMEDIATE RELEASE:

For more information, please contact Franklin Templeton at 1-800-342-5236.

TEMPLETON DRAGON FUND, INC. (“TDF”)
ANNOUNCES NOTIFICATION OF SOURCES OF DISTRIBUTIONS

Fort Lauderdale, Florida, December 30, 2025. Templeton Dragon Fund [NYSE: TDF]:

The Fund’s estimated sources of the distribution to be paid on December 31, 2025, and for the fiscal year 2025 year-to-date are as follows:

Estimated Allocations for December Quarterly Distribution:

Distribution Per Share	Net Investment Income	Net Realized Short-Term Capital Gains	Net Realized Long-Term Capital Gains	Return of Capital
$0.1000	$0.00 (0%)	$0.1000 (100%)	$0.00 (0%)	$0.00 (0%)

Cumulative Estimated Allocations fiscal year-to-date as of September 30, 2025, and for the fiscal year ending December 31, 2025:

Distribution Per Share	Net Investment Income	Net Realized Short-Term Capital Gains	Net Realized Long-Term Capital Gains	Return of Capital
$0.3000	$0.1469 (49%)	$0.1231 (41%)	$0.00 (0%)	$0.0300 (10%)

Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Plan.  TDF estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of the TDF distribution to shareholders may be a return of capital. A return of capital may occur, for example, when some or all of the money that a shareholder invested in a Fund is paid back to them. A return of capital distribution does not necessarily reflect TDF’s investment performance and should not be confused with ‘yield’ or ‘income’. The amounts and sources of distributions reported herein are only estimates and are not being provided for tax reporting purposes.  The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send a Form 1099-DIV to shareholders for the calendar year that will describe how to report the Fund’s distributions for federal income tax purposes.

Average Annual Total Return (in relation to the change in net asset value (NAV) for the 5-year period ended on 11/30/2025)[1]	Annualized Distribution Rate (as a percentage of NAV for the current fiscal period through 11/30/2025)[2]	Cumulative Total Return (in relation to the change in NAV for the fiscal period through 11/30/2025)[3]	Cumulative Fiscal Year-To-Date Distribution Rate (as a percentage of NAV as of 11/30/2025)[4]
-6.34%	3.06%	29.28%	2.29%

Fund Performance and Distribution Rate Information:

1.

Average Annual Total Return in relation to NAV represents the compound average of the Annual NAV Total Returns of the Fund for the five-year period ended through November 30, 2025. Annual NAV Total Return is the percentage change in the Fund’s NAV over a year, assuming reinvestment of distributions paid.
2.

The Annualized Distribution Rate is the current fiscal period’s distribution rate annualized as a percentage of the Fund’s NAV through November 30, 2025.
3.

Cumulative Total Return is the percentage change in the Fund’s NAV from December 31, 2024 through November 30, 2025, assuming reinvestment of distributions paid.
4.

The Cumulative Fiscal Year-To-Date Distribution Rate is the dollar value of distributions for the fiscal period December 31, 2024 through November 30, 2025, as a percentage of the Fund’s NAV as of November 30, 2025.

The Fund’s Board of Trustees (the “Board”) has authorized a Managed Distribution Plan (the “Plan”), under which the Fund will make quarterly distributions to shareholders at a fixed rate of $0.10 per share. The Plan aims to provide shareholders with consistent quarterly distributions derived from ordinary income and short-term capital gains generated by the Fund’s investment portfolio. Additionally, the Plan seeks to narrow the discount between the market price and the net asset value (“NAV”) of the Fund’s common shares, although success in this regard cannot be guaranteed.

In the event that sufficient distributable income is not available on a quarterly basis, the Fund will distribute long-term capital gains and/or return of capital to maintain its managed distribution rate. A return of capital may occur when some or all of the invested capital is paid back to shareholders. It is important to note that a return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.” Even if the Fund realizes capital gains in the current year, such gains may be offset, in whole or in part, by the Fund’s capital loss carryovers from prior years.

The Board may amend the terms of the Plan or terminate the Plan at any time without prior notice to the Fund’s shareholders. The amendment or termination of the Plan could have an adverse effect on the market price of the Fund’s common shares. The Plan will be subject to periodic review by the Board, including a yearly review of the fixed rate to determine if an adjustment should be made.

For further information on Templeton Dragon Fund, Inc. please visit our web site at:
www.franklintempleton.com

Franklin Resources, Inc. is a global investment management organization with subsidiaries operating as Franklin Templeton and serving clients in over 150 countries. Franklin Templeton’s mission is to help clients achieve better outcomes through investment management expertise, wealth management and technology solutions. Through its specialist investment managers, the company offers specialization on a global scale, bringing extensive capabilities in fixed income, equity, alternatives and multi-asset solutions. With more than 1,500 investment professionals, and offices in major financial markets around the world, the California-based company has over 75 years of investment experience and $1.67 trillion in assets under management as of November 30, 2025. For more information, please visit franklintempleton.com.

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